UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Palomar Airport Road

Carlsbad, CA 92011

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On January 31, 2008, the Board of Directors of Alphatec Holdings, Inc. (the “Company”) voted to increase the size of the Board of Directors to nine members and appointed Messrs. Rohit M. Desai and Dirk Kuyper, the Company’s current President and CEO, as directors to fill the newly-created vacancies. Each of Messrs. Desai and Kuyper was appointed to serve until the 2008 Annual Meeting of Stockholders or his successor is duly appointed and qualified.

Mr. Desai has not yet been appointed to any committees of the Board of Directors. There have been no transactions between Mr. Desai and the Company in which Mr. Desai has a direct or indirect material interest that the Company is required to report. As an independent director Mr. Desai shall be eligible to take part in the independent director compensation program that the Company established on April 25, 2007 for its independent directors. A copy of this compensation program is contained in the Company’s 2007 proxy report that was filed with the Commission on July 2, 2007.

Mr. Kuyper is not an independent director and therefore is not eligible to serve on any committees of the Board of Directors. Mr. Kuyper is a party to an employment agreement with the Company dated June 1, 2007, a copy of which has been filed with the Commission as an exhibit to the Company’s Form 8-K filed on June 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.
Dated: February 6, 2008

/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Vice President, Compliance